     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2000


                                                      REGISTRATION NO. 333-34694
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 4 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              TALARIAN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           7372                          33-0323810
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                            ------------------------

                               333 DISTEL CIRCLE
                          LOS ALTOS, CALIFORNIA 94022
                                 (650) 965-8050
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 PAUL A. LARSON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              TALARIAN CORPORATION
                               333 DISTEL CIRCLE
                          LOS ALTOS, CALIFORNIA 94022
                                 (650) 965-8050
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

     LAIRD H. SIMONS III, ESQ.             MICHAEL D. NATHAN, ESQ.                 MICHAEL A. MORGAN
       BARRY J. KRAMER, ESQ.              SIMPSON THACHER & BARTLETT            CHIEF FINANCIAL OFFICER
       DOROTHY L. HINES, ESQ.                425 LEXINGTON AVENUE                 TALARIAN CORPORATION
        JOSHUA N. SUN, ESQ.             NEW YORK, NEW YORK 10017-3954              333 DISTEL CIRCLE
       JOHN M. SHIELDS, ESQ.                    (212) 455-2000                LOS ALTOS, CALIFORNIA 94022
         FENWICK & WEST LLP                                                          (650) 965-8050
        TWO PALO ALTO SQUARE
    PALO ALTO, CALIFORNIA 94306
           (650) 494-0600

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     The purpose of this Amendment No. 4 is solely to file certain exhibits to the Registration Statement as set forth below in Item 16(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discount. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. filing fee and the Nasdaq National Market listing fee.

Securities and Exchange Commission Registration Fee.........  $   18,216
National Association of Securities Dealers, Inc. Filing
  Fee.......................................................       7,400
Nasdaq National Market Listing Fee..........................      90,000
Blue Sky Fees and Expenses..................................      15,000
Transfer Agent and Registrar Fees...........................      10,000
Accounting Fees and Expenses................................     500,000
Legal Fees and Expenses.....................................     700,000
Printing Expenses...........................................     200,000
Miscellaneous...............................................       9,384
                                                              ----------
  Total.....................................................  $1,550,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or the board of directors of a corporation to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act").

     As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation provides that its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. As permitted by the Delaware General Corporation Law, the bylaws of the Registrant provide that the Registrant shall indemnify its directors and officers to the full extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions.

     The Registrant intends to enter into indemnification agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's certification of incorporation and to provide additional procedural protections in the event of litigation. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

     Registrant also intends to obtain directors' and officers' insurance to cover its directors and officers for specific liabilities, including public securities matters.

     Reference is also made to Section 8 of the Underwriting Agreement (Exhibit
1.01 hereto), which provides for indemnification by the Underwriters of the Registrant and its executive officers and directors for certain liabilities, including liabilities arising under the Securities Act, in connection with matters specifically provided in writing by the Underwriters for inclusion in the Registration Statement.

     See also the undertakings set out in response to Item 17.

     Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                      EXHIBIT DOCUMENT                        NUMBER
                      ----------------                        ------
Underwriting Agreement......................................   1.01
Registrant's First Amended and Restated Certificate of
  Incorporation.............................................   3.03
Form of Registrant's Second Amended and Restated Certificate
  of Incorporation..........................................   3.04
Registrant's Bylaws as adopted April 3, 2000................   3.05
Amended and Restated Investors Rights Agreement dated
  February 3, 2000, as amended March 10, 2000 between
  Registrant and certain stockholders and warrant holders
  named therein.............................................   4.02
Form of Indemnity Agreement.................................  10.01

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     In the three years prior to the filing of this Registration Statement, we issued and sold the following unregistered securities:

     1. From April 1, 1997 through April 30, 2000, the Registrant issued 2,799,635 shares of common stock to its employees, directors and consultants upon exercise of options for an aggregate consideration of $782,327 in cash and a promissory note.

     The sales and issuances of the foregoing securities were determined to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions under compensation benefit plans and contracts relating to compensation.

     2. In September 1999, the Registrant issued 552,600 shares of common stock to GlobalCast Communications, Inc., a California corporation, in connection with its acquisition of substantially all of the assets of that company.

     This sale and issuance of shares to GlobalCast Communications, Inc. was determined to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering. GlobalCast represented that it was an accredited investor and that it intended to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, except for an anticipated future distribution, after a certain holding period, to up to 46 shareholders, each of whom will be accredited and will provide the appropriate investor representations prior to any distribution. Appropriate legends were affixed to the share certificates issued in this transaction. GlobalCast also represented that it had adequate access to information about the Registrant in connection with this transaction.

     3. In September 1999, the Registrant issued 52,400 shares of common stock to Lucent Technologies, Inc., a Delaware corporation, in consideration for Lucent's execution of the Letter Agreement with Registrant dated September 3, 1999 regarding Registrant's succession, upon its acquisition of GlobalCast Communications, Inc., to GlobalCast's rights, title and interest in a License Agreement dated July 25, 1997 between Lucent and GlobalCast as amended January 28, 1998.

     This sale and issuance to Lucent Technologies, Inc. was determined to be exempt from registration under the Securities Act, in reliance upon Section 4(2) promulgated thereunder, as a transaction by an issuer not involving a public offering. Lucent represented that it was an accredited investor and that it intended to acquire the securities for investment only and not with a view to or for sale in connection with any distribution. Appropriate legends were affixed to the stock certificate issued. Lucent also represented that it had adequate access to information about the Registrant in connection with this transaction.

     4. In January 2000, the Registrant issued 50,000 shares to Fenwick & West LLP and an investment partnership related to Fenwick & West LLP upon exercise of stock options granted for consulting services.

     These sales and issuances were determined to be exempt from registration under the Securities Act, in reliance upon Section 4(2) promulgated thereunder, as a transaction by an issuer not involving a public offering. Fenwick & West LLP and its related investment partnership represented that they were accredited investors; that they intended to acquire the securities for investment only and not with a view to or for sale in connection with any distribution and that they had adequate access to information about the Registrant in connection with this transaction. Appropriate legends were affixed to the stock certificates issued.

     5. In February 2000, the Registrant issued and sold 1,571,055 shares of Series D preferred stock to Nortel Networks Inc., a Delaware corporation, for an aggregate consideration of $10,000,000 in cash.

     This sale and issuance to Nortel Networks, Inc. was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. Nortel Networks, Inc. represented that it was an accredited investor and that it intended to acquire the securities for investment only and not with a view to or for sale in connection with any distribution. Appropriate legends were affixed to the stock certificate issued. Nortel Networks, Inc. also represented that it had adequate access to information about the Registrant in connection with this transaction.

     6. In March 2000, the Registrant issued 348,215 shares of common stock to shareholders of WhiteBarn, Inc., an Illinois corporation, in connection with the merger of WhiteBarn, Inc. into the Registrant.

     This sale and issuance of shares to WhiteBarn's three shareholders was determined to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act, as a transaction not involving a public offering. The shareholders represented that they were accredited investors and intended to acquire the securities for investment only and not with a view to or for sale in connection with any distribution. Appropriate legends were affixed to the share certificates issued in this transaction. The shareholders also represented that they had adequate access to information about the Registrant in connection with this transaction.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed herewith:


EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
 1.01     Form of Underwriting Agreement.*
 2.01     Agreement and Plan of Merger between Talarian Corporation, a
          California corporation, and Registrant.*
 2.02     Asset Purchase Agreement dated September 30, 1999 between
          Registrant and GlobalCast Communications, Inc., a California
          corporation.*
 2.03     Agreement and Plan of Merger dated March 7, 2000 between
          Registrant and WhiteBarn, Inc., an Illinois corporation.*
 3.01     Registrant's Predecessor's Amended and Restated Articles of
          Incorporation as filed February 4, 2000.*
 3.02     Registrant's Predecessor's Bylaws as adopted March 28,
          1991.*
 3.03     Registrant's First Amended and Restated Certificate of
          Incorporation.*
 3.04     Form of Registrant's Second Amended and Restated Certificate
          of Incorporation to be effective after the closing of the
          offering.*
 3.05     Registrant's Bylaws as adopted April 3, 2000*.
 3.06     Registrant's Certificate of Designation of preferred stock.*
 3.07     Form of Registrant's Certificate of Retirement of preferred stock to be effective after the closing of the offering.*
 3.08     Registrant's Predecessor's Certificate of Amendment of
          Articles of Incorporation as filed May 23, 2000.*
 4.01     Specimen Common Stock Certificate.*
 4.02     Amended and Restated Investors Rights Agreement dated
          February 3, 2000, as amended March 10, 2000 between
          Registrant and certain stockholders and warrant holders
          named therein.*
 5.01     Opinion of Fenwick & West LLP.*
10.01     Form of Indemnity Agreement.*
10.02     Registrant's 1991 Stock Option Plan and related documents.*
10.03     Registrant's 1998 Equity Incentive Plan and related
          documents.*
10.04     Registrant's 2000 Employee Stock Purchase Plan and related documents.*
10.05     Registrant's 2000 Equity Incentive Plan and related
          documents.*
10.06     WhiteBarn, Inc. Stock Option Plan.*
10.07     WhiteBarn, Inc. 2000 Equity Incentive Plan.*
10.09     Agreement dated March 13, 2000 between Registrant and
          Certain WhiteBarn Shareholders.*
10.10     Form of Option Acceleration Agreement between Registrant and each executive officer.*
10.13     License Agreement dated July 25, 1997 between Lucent
          Technologies Inc., a Delaware corporation, and Registrant as successor to GlobalCast Communications, Inc., a California corporation, as amended by Amendment No. 1 effective January
          28, 1998 and letter dated September 3, 1999.+
10.15     Standard Inbound License Agreement (Product Source Code)
          dated September 30, 1999 between Registrant and Novell,
          Inc., a Delaware corporation as amended by Amendment No. 1 dated June 26, 2000.+
10.18     Commitment Agreement dated March 13, 2000 between the
          Registrant, Mark Mahowald and Wagner & Associates, P.C.*
10.19     Agreement dated February 3, 2000 between Registrant and
          Nortel Networks Inc, as amended May 31, 2000.+
10.20     Form of Registrant's Software License and Distribution
          Agreement*
10.21     Form of lock-up agreement with the underwriters.*
10.22     Lease dated March 7, 2000 between Registrant and GVE Distel
          Associates.*
10.23     Settlement and License Agreement dated February 1, 1989
          between the Registrant and Lockheed Missiles and Space
          Company.*
10.24     Amended and Restated Loan and Security Agreement dated
          August 6, 1998 between the Registrant and Silicon Valley
          Bank, as amended February 22, 2000.*
10.25     Lease dated April 15, 2000 between Registrant and TJR
          Management Co.*

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
10.26     Value Added Reseller Agreement dated December 17, 1993
          between Registrant and Northern Telecom Limited, as amended
          September 30, 1997.*
16.01     Letter from former independent auditor.*
21.01     Subsidiaries of the Registrant.*
23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).*
23.02     Consent of KPMG LLP, independent accountants (Talarian).*
23.03     Consent of KPMG LLP, independent accountants (GlobalCast).*
23.04     Consent of KPMG LLP, independent accountants (WhiteBarn).*
24.01     Power of Attorney.*
27.01     Financial Data Schedule.*


-------------------------
 * Previously filed.

 + Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.


   (b) Financial statement schedules:



     Financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.


ITEM 17. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item
14 -- Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on the 29th day of June, 2000.


                                          TALARIAN CORPORATION

                                          By:     /s/ MICHAEL A. MORGAN
                                            ------------------------------------
                                                     Michael A. Morgan
                                                Vice President, Finance and
                                              Administration and Chief Financial
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                  SIGNATURE                                    TITLE                      DATE
                  ---------                                    -----                      ----

             /s/ PAUL A. LARSON*                    President, Chief Executive        June 29, 2000
---------------------------------------------          Officer and Director
               Paul A. Larson

            /s/ MICHAEL A. MORGAN                   Vice President, Finance and       June 29, 2000
---------------------------------------------   Administration and Chief Financial
              Michael A. Morgan                               Officer

            /s/ THOMAS J. LAFFEY*                Vice President, Chief Technology     June 29, 2000
---------------------------------------------     Officer, Secretary and Director
              Thomas J. Laffey

            /s/ PAUL D. CALLAHAN*                            Director                 June 29, 2000
---------------------------------------------
              Paul D. Callahan

            /s/ DAVID I. CAPLAN*                             Director                 June 29, 2000
---------------------------------------------
               David I. Caplan

             /s/ DAVID E. GOLD*                              Director                 June 29, 2000
---------------------------------------------
                David E. Gold

             /s/ BRIAN T. HOREY*                             Director                 June 29, 2000
---------------------------------------------
               Brian T. Horey

            /s/ RICHARD A. NORTZ*                            Director                 June 29, 2000
---------------------------------------------
              Richard A. Nortz

         *By: /s/ MICHAEL A. MORGAN
 ------------------------------------------
              Michael A. Morgan
              Attorney-In-Fact

                      TALARIAN CORPORATION AND SUBSIDIARY

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                                 YEAR ENDED SEPTEMBER 30,
                                                             --------------------------------
                                                               1997        1998        1999
                                                             --------    --------    --------
Allowance for doubtful accounts:
Balance, beginning of period...............................  $125,000    $125,000    $185,000
Additions charged to expense...............................        --      60,000      60,000
Reductions.................................................        --          --          --
Balance, end of period.....................................  $125,000    $185,000    $245,000

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
 1.01     Form of Underwriting Agreement.*
 2.01     Agreement and Plan of Merger between Talarian Corporation, a
          California corporation, and Registrant.*
 2.02     Asset Purchase Agreement dated September 30, 1999 between
          Registrant and GlobalCast Communications, Inc., a California
          corporation.*
 2.03     Agreement and Plan of Merger dated March 7, 2000 between
          Registrant and WhiteBarn, Inc., an Illinois corporation.*
 3.01     Registrant's Predecessor's Amended and Restated Articles of
          Incorporation as filed February 4, 2000.*
 3.02     Registrant's Predecessor's Bylaws as adopted March 28,
          1991.*
 3.03     Registrant's First Amended and Restated Certificate of
          Incorporation.*
 3.04     Form of Registrant's Second Amended and Restated Certificate
          of Incorporation to be effective after the closing of the
          offering.*
 3.05     Registrant's Bylaws as adopted April 3, 2000*.
 3.06     Registrant's Certificate of Designation of preferred stock.*
 3.07     Form of Registrant's Certificate of Retirement of preferred stock to be effective after the closing of the offering.*
 3.08     Registrant's Predecessor's Certificate of Amendment of
          Articles of Incorporation as filed May 23, 2000.*
 4.01     Specimen Common Stock Certificate.*
 4.02     Amended and Restated Investors Rights Agreement dated
          February 3, 2000, as amended March 10, 2000 between
          Registrant and certain stockholders and warrant holders
          named therein.*
 5.01     Opinion of Fenwick & West LLP.*
10.01     Form of Indemnity Agreement.*
10.02     Registrant's 1991 Stock Option Plan and related documents.*
10.03     Registrant's 1998 Equity Incentive Plan and related
          documents.*
10.04     Registrant's 2000 Employee Stock Purchase Plan and related documents.*
10.05     Registrant's 2000 Equity Incentive Plan and related
          documents.*
10.06     WhiteBarn, Inc. Stock Option Plan.*
10.07     WhiteBarn, Inc. 2000 Equity Incentive Plan.*
10.09     Agreement dated March 13, 2000 between Registrant and
          Certain WhiteBarn Shareholders.*
10.10     Form of Option Acceleration Agreement between Registrant and each executive officer.*
10.13     License Agreement dated July 25, 1997 between Lucent
          Technologies Inc., a Delaware corporation, and Registrant as successor to GlobalCast Communications, Inc., a California corporation, as amended by Amendment No. 1 effective January
          28, 1998 and letter dated September 3, 1999.+
10.15     Standard Inbound License Agreement (Product Source Code)
          dated September 30, 1999 between Registrant and Novell,
          Inc., a Delaware corporation as amended by Amendment No. 1 dated June 26, 2000.+
10.18     Commitment Agreement dated March 13, 2000 between the
          Registrant, Mark Mahowald and Wagner & Associates, P.C.*
10.19     Agreement dated February 3, 2000 between Registrant and
          Nortel Networks Inc, as amended May 31, 2000.+
10.20     Form of Registrant's Software License and Distribution
          Agreement*
10.21     Form of lock-up agreement with the underwriters.*
10.22     Lease dated March 7, 2000 between Registrant and GVE Distel
          Associates.*

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
10.23     Settlement and License Agreement dated February 1, 1989
          between the Registrant and Lockheed Missiles and Space
          Company.*
10.24     Amended and Restated Loan and Security Agreement dated
          August 6, 1998 between the Registrant and Silicon Valley
          Bank, as amended February 22, 2000.*
10.25     Lease dated April 15, 2000 between Registrant and TJR
          Management Co.*
10.26     Value Added Reseller Agreement dated December 17, 1993
          between Registrant and Northern Telecom Limited, as amended
          September 30, 1997.*
16.01     Letter from former independent auditor.*
21.01     Subsidiaries of the Registrant.*
23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).*
23.02     Consent of KPMG LLP, independent accountants (Talarian).*
23.03     Consent of KPMG LLP, independent accountants (GlobalCast).*
23.04     Consent of KPMG LLP, independent accountants (WhiteBarn).*
24.01     Power of Attorney.*
27.01     Financial Data Schedule.*


-------------------------
 * Previously filed.

 + Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.